Exhibit 99.1

CORONUS SOLAR INC.

Suite 1100 - 1200 West 73rd Avenue Vancouver, B.C. V6P 6G5 Canada	Telephone 604-267-7078 Facsimile 604-267-7080 www.coronusenergy.com

NEWS RELEASE For Immediate Release	OTCBB - CRNSF
ENTRY INTO SYSTEM IMPACT STUDY AGREEMENTS

Vancouver, B.C. – June 26, 2012 – Jeff Thachuk, President of Coronus Solar Inc. (the “Company”) announced today that, on June 25, 2012, the Company’s wholly-owned subsidiary, Coronus Energy Corp. (“Coronus”), entered into two System Impact Study Agreements (the “SIS Agreements for Joshua Tree East 4 and 5”) with Southern California Edison (“SCE”). The SIS Agreements for Joshua Tree East 4 and 5 relate to Coronus’ application for interconnection service and the CREST tariff for two 1.5 MW solar photovoltaic power systems (the “Joshua Tree East 4 and 5 Projects”) on the 56.03 acre parcel of vacant land, situated east of Joshua Tree, in the County of San Bernardino, California, Coronus acquired on June 30, 2011.

The SIS Agreements for Joshua Tree East 4 and 5 set forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Joshua Tree East 4 and 5 Projects and the adequacy of SCE’s electrical system to accommodate the Joshua Tree East 4 and 5 Projects. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Joshua Tree East 4 and 5 Projects. The estimated cost of the SIS Agreement for the Joshua Tree East 4 and 5 Projects is USD $10,000 per SIS Agreement. SCE anticipates completing the studies within 120 business days. On entering into the SIS Agreements for Joshua Tree East 4 and 5, Coronus paid SCE USD $20,000 in deposits.

In addition to the above, on June 25, 2012, Coronus entered into an additional System Impact Study Agreement (the “SIS Agreement for Yucca Valley East 3”) with SCE. The SIS Agreement for Yucca Valley East 3 relates to Coronus’ application for interconnection service and the CREST tariff for a 1.5 MW solar PV power system (the “Yucca Valley East 3 Project”) on the 34.07 acre parcel of vacant land, situated east of Yucca Valley, in the County of San Bernardino, California, Coronus agrees to acquire pursuant to the Yucca Valley East Agreement, as reported in the Company's News Releases of October 14 and December 9, 2011, and January 17, February 7, March 20, and April 13, 2012.

The SIS Agreement for Yucca Valley East 3 sets forth the terms and conditions for SCE to perform a system impact study to determine the impacts that would result from interconnecting the Yucca Valley East 3 Project and the adequacy of SCE’s electrical system to accommodate the Yucca Valley East 3 Project. In addition, SCE shall make a preliminary determination of the required interconnection facilities and distribution system upgrades, and any other modifications or additions that would be needed, to accommodate the Yucca Valley East 3 Project. The estimated cost of the SIS Agreement for Yucca Valley East 3 is $10,000. SCE anticipates completing the study within 120 business days. On entering into the SIS Agreement for Yucca Valley East 3, Coronus paid SCE a $10,000 deposit.

On behalf of the Board of Directors,

Coronus Solar Inc.

“Jeff Thachuk ”

Jeff Thachuk
President

Forward Looking Statements:  Statements included in this announcement, including statements concerning our plans, intentions and expectations, which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements”. Forward-looking statements may be identified by words including “anticipates”, “believes”, “intends”, “estimates”, “expects” and similar expressions. The company cautions readers that forward-looking statements, including without limitation those relating to the company's future operations and business prospects, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements.